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                           CONSENT OF KING & SPALDING



     We consent to the reference to us in the prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-4 under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,



                                          /s/  KING & SPALDING



                                          KING & SPALDING



Houston, Texas


May 10, 2001